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                                                                    EXHIBIT 4.12


                         WAIVER AND AMENDMENT AGREEMENT

      Reference is made to that certain Registration Rights Agreement dated July 22, 1994 by and among Intracel Corporation (the "Company"), and the Investors set forth therein (the "Registration Rights Agreement").

      Pursuant to Section 11(j) of the Registration Rights Agreement, the undersigned hereby agree that the provisions set forth in Section 4 of the Registration Rights Agreement are hereby waived in connection with the initial public offering of the Company's Common Stock (the "Initial Public Offering"), which Initial Public Offering is to be co-managed by Donaldson, Lufkin & Jenrette Securities Corporation and Nationsbanc Montgomery Securities LLC and that the Registration Rights Agreement is hereby amended to provide that the rights of the holders of Registrable Stock set forth in Section 4 thereof will not apply to the Initial Public Offering.

      Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them under the Registration Rights Agreement.

      IN WITNESS WHEREOF, this Amendment has been executed as of the 20th day of January, 1999.

                                       INTRACEL CORPORATION

                                       By:
                                           ------------------------------------
                                           Name:  Simon R. McKenzie
                                           Title: President


                                       SECURITY INSURANCE COMPANY OF
                                       HARTFORD

                                       By:
                                           ------------------------------------
                                           Name:  John J. McCann
                                           Title: Executive Vice President


                                       TD PARTNERS

                                       By:
                                           ------------------------------------
                                           Name:  Jeff Aurijemma
                                           Title: Vice President



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                                       CHARLES J. LINDSAY

                                       By:
                                           ------------------------------------
                                           Name:  Charles J. Lindsay